Exhibit 99.01

News

Media Contact:	Terri Cohilas
404-506-5333 or 1-866-506-5333
media@southerncompany.com
www.southerncompany.com

Investor Relations Contact:

Glen Kundert
404-506-5135
gakunder2@southernco.com

April 29, 2009

Southern Company reports first quarter earnings

ATLANTA – Southern Company today reported first quarter earnings of $125.7 million, or 16 cents a share, compared with $359.2 million, or 47 cents a share, in the same period a year ago.

Earnings for the first quarter included a charge of 26 cents a share related to a settlement agreement with MC Asset Recovery (MCAR) LLC to resolve a lawsuit arising out of the 2003 bankruptcy of Mirant Corp., a Southern Company subsidiary until its 2001 spin-off.

Excluding the impact of the MCAR settlement, Southern Company earned 42 cents a share for the first quarter of 2009, compared with 47 cents a share for the same period in 2008.

As a result of the recession, electricity sales were negatively impacted, especially industrial sales. Other negative drivers included lower revenues from market-response rates offered to commercial and industrial customers and higher asset depreciation primarily associated with increased investment in environmental, transmission and distribution equipment. These investments help the company produce cleaner energy and maintain reliability.

The negative drivers were partially offset by lower operations and maintenance expenses, increased retail rates and revenues associated with the recovery of investments in environmental equipment.

“We continue to provide reliable service at competitive prices, and in this struggling economy we are working to drive even greater efficiency while controlling our costs,” said CEO David M. Ratcliffe. “We are confident that the long-term viability of the Southeast remains strong. We continue to execute our strategy and maintain our focus on the fundamentals that have made us successful.”

Revenues for the first quarter of 2009 were $3.67 billion, compared with $3.68 billion in the same period a year ago, a decrease of 0.5 percent.

Kilowatt-hour sales to retail customers in Southern Company’s four-state service area decreased 6.6 percent in the first quarter, compared with the first quarter of 2008. Residential electricity sales decreased

1.3 percent. Electricity sales to commercial customers decreased 1.3 percent, and industrial sales decreased 16.9 percent.

Total energy sales to Southern Company’s customers in the Southeast, including wholesale sales, decreased 8.8 percent in the first quarter of 2009 compared with the same period of 2008.

In conjunction with this earnings announcement, Southern Company has posted on its Web site detailed financial information on its first quarter 2009 performance. These materials are available at http://investor.southerncompany.com/events.cfm.

Southern Company’s financial analyst call will be at 1 p.m. Eastern time April 29, at which time Ratcliffe and Chief Financial Officer Paul Bowers will discuss earnings and earnings guidance as well as a general business update. Investors, media and the public may listen to a live Webcast of the call at http://investor.southerncompany.com/events.cfm. A replay of the Webcast will be available at the site for 12 months.

With 4.4 million customers and more than 42,000 megawatts of generating capacity, Atlanta-based Southern Company (NYSE: SO) is the premier energy company serving the Southeast. A leading U.S. producer of electricity, Southern Company owns electric utilities in four states and a growing competitive generation company, as well as fiber optics and wireless communications. Southern Company brands are known for excellent customer service, high reliability and retail electric prices that are below the national average. Southern Company has been listed the top ranking U.S. electric service provider in customer satisfaction for nine consecutive years by the American Customer Satisfaction Index (ACSI). Visit our Web site at www.southerncompany.com.

Cautionary Note Regarding Forward-Looking Statements:

Certain information contained in this release is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning economic growth. Southern Company cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in Southern Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and subsequent securities filings, could cause results to differ materially from management expectations as suggested by such forward-looking information: the impact of recent and future federal and state regulatory change, including legislative and regulatory initiatives regarding deregulation and restructuring of the electric utility industry, implementation of the Energy Policy Act of 2005, environmental laws including regulation of water quality and emissions of sulfur, nitrogen, mercury, carbon, soot, or particulate matter and other substances, and also changes in tax and other laws and regulations to which Southern Company and its subsidiaries are subject, as well as changes in application of existing laws and regulations; current and future litigation, regulatory investigations, proceedings, or inquiries, including the pending Environmental Protection Agency civil actions against certain Southern Company subsidiaries, Federal Energy Regulatory Commission matters, Internal Revenue Service audits, and Mirant matters; the effects, extent, and timing of the entry of additional competition in the markets in which Southern Company’s subsidiaries operate; variations in demand for electricity, including those relating to weather, the general economy, population and business growth (and declines), and the effects of energy conservation measures; available sources and costs of fuels; effects of inflation; ability to control costs and avoid cost overruns during the development and construction of facilities; investment performance of Southern Company’s employee benefit plans; advances in technology; state and federal rate regulations and the impact of pending and future rate cases and negotiations, including rate actions relating to fuel and storm restoration cost recovery; regulatory approvals related to the potential Plant Vogtle expansion, including Georgia Public Service Commission and Nuclear Regulatory Commission approvals; the performance of projects undertaken by the non-utility businesses and the success of efforts to invest in and develop new opportunities; internal restructuring or other restructuring options that may be pursued; the ability of counterparties of Southern Company and its subsidiaries to make payments as and when due and to perform as required; the ability to obtain new short- and long-term contracts with neighboring utilities and other wholesale customers; the direct or indirect effect on Southern Company’s business resulting from terrorist incidents and the threat of terrorist incidents; interest rate fluctuations and financial market conditions and the results of financing efforts, including Southern Company’s and its subsidiaries’ credit ratings; the ability of Southern Company and its subsidiaries to obtain additional generating capacity at competitive prices; catastrophic events such as fires, earthquakes, explosions, floods, hurricanes, droughts, pandemic health events such as an avian influenza, or other similar occurrences; the direct or indirect effects on Southern Company’s business resulting from incidents similar to the August 2003 power outage in the Northeast; and the effect of accounting pronouncements issued periodically by standard setting bodies. Southern Company and its subsidiaries expressly disclaim any obligation to update any forward-looking information.

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